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                                 [VENTURE LOGO]

                               VENTURE LAW GROUP
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                          A PROFESSIONAL CORPORATION

                                May 24, 1996


Fractal Design Corporation
335 Spreckels Drive
Aptos, California 95003

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about May 24, 1996 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 519,459 shares of Common Stock (the "Shares") pursuant to the Company's 1995 Stock Option Plan and the 1992 Assumed Ray Dream, Inc. Stock Option Plan (collectively, the "Plans"). As your counsel in connection with the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that upon conclusion of the proceedings being taken or contemplated under the Plans or by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                       Sincerely,

                                       VENTURE LAW GROUP
                                       A Professional Corporation

                                       /s/ VENTURE LAW GROUP


                                2800 SAND HILL ROAD
                               MENLO PARK, CA 94025
                                PHONE 415-854-4488
                                 FAX 415-854-1121
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